EXHIBIT 99.1

EL CAPITAN PRECIOUS METALS, INC. ANNOUNCES COMPLETION OF MAJOR RESEARCH REPORT AND PRESENTATION TO ITS INVESTMENT BANKER

Scottsdale, Arizona- El Capitan Precious Metals, Inc. (OTC/BB:ECPN) today announced it has completed a major research report and delivered it to its investment banker for use in developing the presentation of the El Capitan property for sale. The highlight of the report was two independent SEM (Scanning Electron Microscope) analyses that visualize the presence of gold in the ECPN ore.

According to John F. Stapleton, Chairman of El Capitan’s Board of Directors, “Our presentation of this report completes a major requirement of the El Capitan property.” He added: “The investment banker and ECPN are in agreement on a significant marketing initiative that will feature a Recovery Process Demonstration.” Stapleton expects to announce details about that initiative within the next 30 days.

In the presentation to the investment banker, the Company’s consulting geologist, Dr. Clyde Smith—an internationally recognized geologist and El Capitan’s QP (Qualified Person)—presented the independent SEM analyses completed at ICAL Laboratory at Montana State University and at CAMCOR Laboratory at the University of Oregon. Dr. Smith stated:  “This visual confirmation of gold in the El Capitan mineralization is both validating and promising”.

The development of the Recovery Process Demonstration is expected to deliver the quantitative data to complement the qualitative analyses of the SEM reports.

Stapleton underscored the facts that with the completion of all updated research on the property and the visual confirmations that the SEM analyses represent, the Company is poised to outline its plan for developing a Recovery Process Demonstration for use by the investment banker to significantly aid in its efforts to present the property for sale.

About El Capitan Precious Metals, Inc.:

El Capitan Precious Metals, Inc. is an exploration stage precious minerals company based in Scottsdale, Arizona that is principally engaged in the exploration of precious metals and other minerals. The Company’s primary asset is its wholly owned subsidiary El Capitan, Ltd., an Arizona corporation, which holds the 100% equity interest in the El Capitan property located near Capitan, New Mexico.

Forward-Looking Safe Harbor Statement:

The statements included in this press release concerning predictions of economic performance and management’s plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the expected completion, timing and results of metallurgical testing, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, pre-feasibility and feasibility studies and expectations with respect to the engaging in strategic transactions. All of such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  Specifically, there can be no assurance regarding the timing and terms of any transaction involving the Company or its El Capitan property, or that such a transaction will be completed at all. In addition, there can be no assurance that periodic updates to the Company’s geological technical reports will support the Company’s prior claims regarding the metallurgical value and make-up of the ore on the New Mexico property. Additional risks and uncertainties affecting the Company include, but are not limited to, the possibility that future exploration, development, testing or mining results will not be consistent with past results and/or the Company’s expectations; discrepancies between different types of testing methods, some or all of which may not be industry standard; the ability to mine precious and other minerals on a cost effective basis; the Company’s ability to successfully complete contracts for the sale of its products; fluctuations in world market prices for the Company’s products; the Company’s ability to obtain and maintain regulatory approvals; the Company’s ability to obtain financing for continued operations and/or the commencement of mining activities on satisfactory terms; the Company’s ability to enter into and meet all the conditions to consummate contracts to sell its mining properties that it chooses to list for sale; and other risks and uncertainties described in the Company’s filings from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.